UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2014

Penske Automotive Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2014, we amended and restated our Credit Agreement with Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation, principally to increase the revolving borrowing capacity from $375 million to $450 million and reduce the rate on collateralized borrowings to defined London Interbank Offered Rate (LIBOR) plus 200 basis points (from LIBOR plus 225).

As amended, the Credit Agreement provides for up to $450 million in revolving loans for working capital, acquisitions, capital expenditures, investments and other general corporate purposes and a non-amortizing term loan with a balance of $98 million. The loans mature on the termination date of the facility which is September 30, 2016. The revolving loans now bear interest at LIBOR plus 2.00%, subject to an incremental 1.50% for uncollateralized borrowings in excess of a defined borrowing base, and for term loan balances at LIBOR plus 2.00%.

Substantially all of our U.S. assets are subject to security interests granted to the lenders under the Credit Agreement. In addition, The Credit Agreement is fully and unconditionally guaranteed on a joint and several basis by substantially all of our domestic subsidiaries and contains a number of significant covenants that, among other things, restrict our ability to dispose of assets, incur additional indebtedness, repay other indebtedness, create liens on assets, make investments or acquisitions and engage in mergers or consolidations. We are also required to comply with specified tests and ratios defined in the Credit Agreement, including a current ratio, fixed charge coverage ratio, debt to equity ratio, debt to EBITDA ratio and specified minimum stockholders equity. The Credit Agreement also contains typical events of default including change of control, non-payment of obligations and cross-defaults to our other material indebtedness. Upon the occurrence of an event of default, we could be required to immediately repay the amounts outstanding under the Credit Agreement.

These changes are further described in the Fourth Amended and Restated Credit Agreement, which is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference. We purchase motor vehicles from Daimler AG and Toyota Motor Corporation, affiliates of the respective lenders under the Agreement, for sale at certain of our dealerships. The lenders also provide us with real estate financing, vehicle financing, and other financing and provide consumer financing to our customers.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained under Item 1.01 of this Form 8-K is incorporated under this item by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 4.1 Fourth Amended and Restated Credit Agreement dated as of April 1, 2014 among Penske Automotive Group, Inc., Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

April 2, 2014	By:	/s/ Shane M. Spradlin

Name: Shane M. Spradlin
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

4.1	Fourth Amended and Restated Credit Agreement dated as of April 1, 2014 among Penske Automotive Group, Inc., Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation.